SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 887-2999

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On June 20, 2007, the Board of Directors approved the recommendation of the Compensation Committee to award the following base salary increases and shares of restricted stock to the Company’s named executive officers, effective July 1, 2007:

Executive	Previous Base Salary	New Base Salary	Restricted Stock Shares Awarded
John E. Peck	$230,000	$241,500	2,313

Michael L. Woolfolk	$175,500	$184,275	1,765

Billy C. Duvall	$125,664	$131,947	1,264

Boyd M. Clark	$111,530	$117,107	1,122

Michael F. Stalls	$137,885	$144,779	1,387

The restricted share awards vest equally over a four-year period.

On June 20, 2007, the Board of Directors approved the recommendation of the Compensation Committee to increase the monthly attendance fee paid to Directors from $675 to $775. The fee paid to Directors for attending committee meetings was increased from $275 to $300.

On June 20, 2007, the Board of Directors approved the recommendation of the Compensation Committee to extend the employment contracts of Messrs. Peck and Woolfolk for an additional year to a term of three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: June 22, 2007	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer